Exhibit 99.1

Legend Oil & Gas, Ltd. Announces New Chief Financial Officer

July 7, 2014

 Legend Oil and Gas, Ltd. is pleased to announce the appointment of Warren S. Binderman, CPA, as its Executive Vice President, Chief Financial Officer, and Principal Accounting Officer.

Mr. Binderman, 50, has over 25 years accounting, finance and business experience to add value to Legend. He has worked for National firms (Big 4 and Top 20) as both an auditor and transaction services/due diligence Director and audit Partner. Concurrent with his position at Legend, Mr. Binderman runs Binderman Group, LLC, a boutique accounting, auditing and consulting firm.

He graduated with a B.S. in Business and Management, concentrating in accounting, from the University of Maryland, magna cum laude, in 1990. He is a CPA in Georgia and Maryland, and is a member of the American Institute of CPAs, and has been since 1991.

"Warren has deep strength in technical accounting and finance, as well as audit methodologies. His strength in developing, enhancing and remediating our Company's system of internal control over financial reporting, segregation of duties and budget control will raise our level of corporate competencies," states Marshall Diamond-Goldberg, Legend’s CEO.

Andrew Reckles, Chief Restructuring Officer indicated that the "revised strategic initiatives the Company now has in place due to the Hillair capital infusion require a level of corporate responsibility and competence the Company has not had to deal with previously." Reckles noted that "we are attempting to build a world-class team of professionals at Legend due to the more process complexities, the significant level of new wells being drilled, as well as other complex transactions we plan to consummate.  Warren is the ideal executive and teammate to maintain the appropriate accounting and controls for Legend, so that Marshall and myself can principally focus on the growing operational side of the business."

Both Reckles and Diamond-Goldberg are excited about the action plan going forward, and "welcome Warren to our team. We are both excited about the near and long-term prospects of the Company," said Reckles.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of our exploration program at our properties and any anticipated production. Actual results could differ from those projected in any forward-looking statements due to numerous factors including, among others, the inherent uncertainties associated with petroleum exploration and development stage exploration companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.

Cautionary Note to U.S. Investors -- The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release, such as "probable," "possible," "recoverable" or "potential" reserves among others, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosure in our Annual Report on Form 10-K and our other filings with the SEC at www.sec.gov or from us at New Western Energy Corp., 1140 Spectrum, Irvine, CA 92618.

Contact:
Andrew Reckles
(678) 366-4400
andy@northpointep.com